Registration No. _______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------

                              BANDAG, INCORPORATED

             (Exact name of registrant as specified in its charter)

                   IOWA                      I.R.S. Employer I.D. No. 42-0802143
       (State or other jurisdiction
    of incorporation or organization)

            2905 North Highway 61
               Muscatine, Iowa                               52761-5886
   (Address of principal executive offices)                  (Zip Code)


                      BANDAG, INCORPORATED STOCK AWARD PLAN
                            (Full title of the plan)

               Martin G. Carver                             With a copy to:
    Chief Executive Officer and President
             Bandag, Incorporated                         Phillip J. Hanrahan
            2905 North Highway 61                           Foley & Lardner
            Muscatine, Iowa 52761                      777 East Wisconsin Avenue
                (319) 262-1400                            Milwaukee, WI 53202
     (Name, address and telephone number,                   (414) 271-2400
  including area code, of agent for service)

                            -------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed        Proposed
  Title of                         Maximum        Maximum
Securities to    Amount to be   Offering Price    Aggregate        Amount of
be Registered    Registered(1)    Per Share     Offering Price  Registration Fee
--------------------------------------------------------------------------------
Class A Common
Stock, $1 par
value            900,000 shares    $30-3/16(1)   $27,168,750(1)    $7,172.55(2)
--------------------------------------------------------------------------------
1. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based on the average of the high and low prices for Bandag Incorporated Class A Common Stock as reported on The New York Stock Exchange on November 15, 2000.

2. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .000264 times the Proposed Maximum Aggregate Offering Price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          -----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          ------------------------------------------------------------

          * Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by Bandag, Incorporated (the "Company") are hereby incorporated herein by reference to File No. 001-07007 and made a part hereof.

          (a) The Company's latest Annual Report on Form 10-K, for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

          (b) All Quarterly Reports and other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Class A Common Stock, $1 par value, of the Company contained in Item 1 of the Company's Registration Statement on Form 8-A, dated as of May 7, 1992, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Phillip J. Hanrahan, a director of the Company, is a partner of Foley & Lardner, legal counsel for the Company.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company is subject to the Iowa Business Corporation Act (the "Act" or "IBCA") which provides for or permits indemnification of directors and officers in certain situations. Indemnification is mandatory for a director or an officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. In addition, a director or officer may apply for limited court ordered indemnification if certain standards are met.

          To the extent an officer or director meets the applicable standard of conduct discussed below, the Company's Bylaws provide for mandatory indemnification of officers and directors of the Company against all reasonable expenses and all other liabilities actually incurred by the officer or director by reason of the fact that the person was an officer or director of the Company, or was serving in certain other capacities at the request of the Company. Such right to mandatory indemnification includes the advancement of expenses, provided that the officer or director agrees in writing to repay the amounts advanced if it is ultimately determined that the person was not entitled to be indemnified.

          The mandatory indemnification provided for above may only be made if there has been a determination made that indemnification is proper because the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company's best interests and, in a criminal action, if such person had no reasonable cause to believe that his conduct was unlawful. No indemnification is permitted in a shareholder's derivative suit where the officer or director was adjudged liable to the Company, or for breach of a person's duty of loyalty to the Company or its shareholders, or for acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or in connection with a transaction where the person derived an improper personal benefit or in connection with certain unlawful distributions.

          The Company maintains insurance for each director and officer of the Company covering certain expenses, liability or losses he may incur that arise by reason of his being a director or officer of the Company or subsidiary company, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the IBCA.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                      Exhibit
       -----------                      -------

          4.1            Bandag, Incorporated Stock Award Plan

          4.2 Form of Bandag, Incorporated Stock Award Plan Restricted Stock Award Agreement.

          4.3 Form of Bandag, Incorporated Stock Award Plan Nonqualified Stock Option Award Agreement.

          4.4 Form of Beneficiary Designation for use in connection with the Bandag, Incorporated Stock Award Plan.

          4.5 Restated Articles of Incorporation, effective December 30, 1986. (Incorporated by reference to Exhibit No. 3.2 to the Company's Form 10-K for the year ended December 31, 1992.)

          4.6 Articles of Amendment to Bandag, Incorporated's Articles of Incorporation, effective May 6, 1992. (Incorporated by reference to Exhibit No. 3.3 to the Company's Form 10-K for the year ended December 31, 1992.)

          5              Opinion of Foley & Lardner

          23.1           Consent of Ernst & Young LLP

          23.2 Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine and State of Iowa on this 14 day of November, 2000.

                                       BANDAG, INCORPORATED



                                       By: /s/ Martin G. Carver
                                          --------------------------------------
                                               Martin G. Carver
                                               Chairman of the Board,
                                               Chief Executive Officer,
                                               President and Director


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Martin G. Carver and Warren W. Heidbreder each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Signature                       Title                        Date


/s/ Martin G. Carver            Chairman of the Board,         November 14, 2000
---------------------------     Chief Executive Officer,
Martin G. Carver                President and Director
                                (Principal Executive Officer)


/s/ Warren H. Heidbreder        Vice President and             November 14, 2000
---------------------------     Chief Financial Officer
Warren W. Heidbreder            (Principal Financial Officer)



/s/ Charles W. Vesey            Corporate Controller           November 14, 2000
---------------------------     (Principal Accounting Officer)
Charles W. Vesey

/s/ Robert T. Blanchard         Director                       November 14, 2000
---------------------------
Robert T. Blanchard


                                Director                       November __, 2000
---------------------------
Lucille A. Carver


/s/ Roy J. Carver, Jr.          Director                       November 14, 2000
---------------------------
Roy J. Carver, Jr.


/s/ Gary E. Dewel               Director                       November 14, 2000
---------------------------
Gary E. Dewel


/s/ James R. Everline           Director                       November 14, 2000
---------------------------
James R. Everline


/s/ Phillip J. Hanrahan         Director                       November 14, 2000
---------------------------
Phillip J. Hanrahan


/s/ Edgar D. Janotta            Director                       November 14, 2000
---------------------------
Edgar D. Jannotta


/s/ R. Stephen Newman           Director                       November 14, 2000
---------------------------
R. Stephen Newman

                                  EXHIBIT INDEX

                              BANDAG, INCORPORATED.
                                STOCK AWARD PLAN


       Exhibit No.                      Exhibit
       -----------                      -------

          4.1            Bandag, Incorporated Stock Award Plan

          4.2 Form of Bandag, Incorporated Stock Award Plan Restricted Stock Award Agreement.

          4.3 Form of Bandag, Incorporated Stock Award Plan Nonqualified Stock Option Award Agreement.

          4.4 Form of Beneficiary Designation for use in connection with the Bandag, Incorporated Stock Award Plan.

          4.5 Restated Articles of Incorporation, effective December 30, 1986. (Incorporated by reference to Exhibit No. 3.2 to the Company's Form 10-K for the year ended December 31, 1992.)

          4.6 Articles of Amendment to Bandag, Incorporated's Articles of Incorporation, effective May 6, 1992. (Incorporated by reference to Exhibit No. 3.3 to the Company's Form 10-K for the year ended December 31, 1992.)

          5              Opinion of Foley & Lardner

          23.1           Consent of Ernst & Young LLP

          23.2 Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)